02.04.19 12:20pm

First Quarter 2019
Conference Call Script
February 5, 2019
9:00 a.m.

Whit Kincaid

Good morning everyone. Welcome to Mueller Water Products’ 2019 first quarter conference call. We issued our press release reporting results of operations for the quarter ended December 31, 2018 yesterday afternoon. A copy of it is available on our website, muellerwaterproducts.com.

Discussing the first quarter’s results and our outlook for 2019 are Scott Hall, our president and CEO, and Martie Zakas, our CFO.

This morning’s call is being recorded and webcast live on the Internet. We have also posted slides on our website to help illustrate the quarter’s results, as well as to address forward-looking statements and our non-GAAP disclosure requirements.

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At this time, please refer to slide 2. This slide identifies non-GAAP financial measures referenced in our press release, on our slides and on this call, and discloses the reasons why we believe that these measures provide useful information to investors. Reconciliations between non-GAAP and GAAP financial measures are included in the supplemental information within our press release and on our website.

Slide 3 addresses forward-looking statements made on this call. This slide includes cautionary information identifying important factors that could cause actual results to differ materially from those included in forward-looking statements. Please review slides 2 and 3 in their entirety.

During this call, all references to a specific year or quarter, unless specified otherwise, refer to our fiscal year, which ends on September 30. I also want to point out that our performance results do not include the acquisition of Krausz Industries, except for the impact of the acquisition on our balance sheet and cash flow statements. Krausz's

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results will be included in our operating results beginning January 1, 2019.

A replay of this morning’s call will be available for 30 days at 1-800-219-6387. The archived webcast and corresponding slides will be available for at least 90 days in the Investor Relations section of our website. In addition, we will furnish a copy of our prepared remarks on Form 8-K later this morning.

I'll now turn the call over to Scott.

Scott Hall

Thanks Whit.

Thank you for joining us today to discuss our results for the 2019 first quarter. I will start with an overview of the first quarter, so please turn to slide 4.

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Overall, I am pleased with our team's performance this quarter as their execution helped deliver a solid start to the year. We generated 8.1 percent organic net sales growth driven by higher shipment volumes and pricing. In the quarter, both sales growth and our improved manufacturing performance led to a 22.4 percent increase in adjusted operating income with a 20.4 percent growth in adjusted EBITDA. Both Infrastructure and Technologies reported growth in net sales and improved operating performance during the quarter.

We have been working constructively with all of the parties involved in the ongoing dispute regarding the tax liabilities of Walter Energy, our former parent. The IRS provided a $37.4 million calculation of the tax liability emanating from the activities of certain businesses of Walter Energy. As a result, we recorded the entire amount due to the operation of several liability under federal law. Martie will discuss the details later in the call. Put simply, after many years of uncertainty, we believe we are in a position to settle this matter.

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During the quarter, we completed our acquisition of Krausz Industries. We remain very excited about having a high quality product portfolio for the pipe repair market, and the potential synergies we can achieve together. This is our largest acquisition in over a decade and we are working closely with the Krausz team members to plan and execute future growth initiatives which we will address later in the call.

After a solid start to the year, we are increasing our expectations for 2019 to reflect the impact of the Krausz acquisition. We announced additional price increases for many products, which will be effective in February in order to help offset anticipated inflation in 2019. Despite operating in an increasingly challenging economic environment, I am confident in our ability to drive growth through continued focused execution of our key strategies.

With that, I’ll turn the call over to Martie.

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Martie Zakas

Thanks Scott, and good morning everyone. I will start with our first quarter consolidated financial results, including an overview of the Walter Energy Accrual, and then review our segment performance. After that, I will touch on the Krausz acquisition.

Consolidated net sales for the 2019 first quarter increased $14.5 million, or 8.1 percent, to $192.8 million, driven by higher volumes at both Infrastructure and Technologies, as well as higher pricing at Infrastructure.

Gross profit increased 8.5 percent in the quarter to $60.1 million yielding a gross profit margin of 31.2 percent. Higher pricing, increased shipment volumes and improved manufacturing performance contributed to this increase, but was partially offset by higher material and freight costs and the impact of tariffs. Material costs increased nearly 5 percent year-over-year in the quarter.

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Selling, general and administrative expenses were $41.0 million in the quarter, up $1.2 million from last year, with the increase primarily due to higher volume-related personnel expenses. SG&A as a percent of net sales decreased to 21.3 percent in the first quarter from 22.3 percent in the prior year quarter.

Adjusted operating income increased 22.4 percent, or $3.5 million, to $19.1 million in the 2019 first quarter. Both segments contributed to the improvement in operating performance. This was primarily due to higher volumes and pricing, and better manufacturing performance, which were partially offset by higher costs associated with inflation.

Adjusted EBITDA for the 2019 first quarter increased 20.4 percent to $31.3 million. Over the last twelve months, adjusted EBITDA increased to $185.3 million, or 19.9 percent of net sales.

I'll now address the Walter Energy Accrual.

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As Scott mentioned earlier, for the quarter ended December 31, 2018, we recorded a $37.4 million accrual related to the Walter Energy Liability. After extensive work and discussions with the IRS, the Department of Justice, the Walter Energy bankruptcy trustee, and other involved parties and experts, the IRS has provided us with a $37.4 million calculation of the tax liability emanating from the activities of certain businesses of Walter Energy, our former parent.  The IRS calculation includes interest amounts calculated through January 31, 2019 which will continue to accrue until the matter is finalized and paid. The accrual we recorded includes $7.4 million for the underlying tax matter and $30 million of related interest.

The Company’s previous activities and tax positions were not the source of the Walter Energy Liability. However, we recorded the Walter Energy Accrual due to the operation of several liability under federal law. A payment settlement agreement has not been reached with the Department of Justice and IRS. The recent government shutdown did affect negotiations during this time period, and we do not have an estimate as to when, or if, a settlement agreement can be reached. We

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will continue to work constructively with all the parties involved in this matter in an effort to negotiate a settlement.

Turning now to taxes.

For the 2019 first quarter, we reported a net income tax benefit of$5.9 million, or 21.9 percent of loss before tax. This includes a $7.7 million benefit on the Walter Energy Accrual and a $600,000 favorable adjustment related to the one-time provisional expense of $7.5 million recorded in the prior year for the transition tax on previously-untaxed, undistributed foreign earnings.

Our adjusted net income per share increased to $0.07 for the quarter compared to $0.06 in the prior year quarter. Our 2018 quarterly adjusted EPS excludes the Walter Energy Accrual and strategic reorganization and other charges.

Now I'll turn to our segment performance, starting with Infrastructure.

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Infrastructure net sales grew 7.4 percent to $172.0 million in the first quarter, due to higher shipment volumes and higher pricing.

Adjusted operating income for the first quarter increased 10.0 percent to $30.9 million, primarily due to shipment volume growth, higher pricing and improved manufacturing performance, partially offset by higher costs associated with inflation and SG&A expenses.

Adjusted EBITDA for the 2019 first quarter increased 10.5 percent to $41.0 million, yielding an adjusted EBITDA margin of 23.8 percent for this segment.

Moving on to Technologies…

Technologies' net sales increased 14.3 percent to $20.8 million in the quarter, primarily driven by higher volumes at Mueller Systems.

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Our adjusted operating performance improved $900,000 in the 2019 first quarter, primarily due to improved manufacturing performance and higher volumes, partially offset by higher costs associated with inflation. Adjusted operating loss for the quarter was $3.7 million compared to $4.6 million last year.

Now I'll review our liquidity...

Cash flow from operating activities improved $9.4 million to $9.9 million compared to the prior year quarter. We invested $15.9 million in capital expenditures in the quarter primarily to upgrade our equipment and manufacturing capabilities as compared with $6.4 million last year.
Free cash flow, which is cash flow from operating activities, less capital expenditures, was negative $6.0 million, similar to the prior year quarter.

At December 31, 2018, we had total debt of $445.6 million and cash and cash equivalents of $198.8 million, which is lower primarily due to the Krausz acquisition. At the end of the first quarter, our net debt leverage ratio was 1.3 times.

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I’ll now turn to the Krausz acquisition.

As Scott mentioned, in early December, we completed the acquisition of Krausz Industries for $140 million before adjustments. We anticipate incurring $2 to $3 million of future transaction and integration expenses, which do not include expense associated with the inventory step-up and any potential one-time tax payments for changes in tax structuring.

From a reporting perspective, Krausz will be part of the Infrastructure segment and will be included in the company's operating results beginning January 1, 2019. The operating results of Krausz will be reported on a one-month lag beginning in the quarter ended March 31, 2019. This means that the 2019 second quarter results will include Krausz's results for December, January and February. For the quarter ended December 31, 2018, the consolidated balance sheet includes an estimated opening balance sheet for Krausz and the cash flow

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statement reflects the acquisition. However, the consolidated statement of operations excludes the results of Krausz's operations.

I'll turn the call back to Scott to talk more about our results and updated outlook for 2019.

Scott Hall

Thanks Martie

We were pleased to start the year with 8.1 percent organic consolidated net sales growth including a 7.4 percent increase at Infrastructure and 14.3 percent increase at Technologies. The increase was driven by volume growth at both segments and higher pricing at Infrastructure.

As Martie mentioned, we are still experiencing higher inflation. Although the rate of material cost inflation has slowed compared with the

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prior year, we anticipate higher inflationary pressures driven by a combination of material costs, freight, labor and tariffs in 2019. We recently announced additional price increases for many of our products which will be effective in February impacting U.S. and Canadian markets. This is in addition to the price increases we announced in September. Our price cost relationship improved in the first quarter, and we expect higher pricing will help offset anticipated inflation as well as cover some of the material and freight cost increases we experienced last year. Going forward, we will remain focused on improving our conversion margin through price realization and productivity initiatives.

I'll now give a quick update on the Krausz Acquisition...

Krausz had another strong year of growth, generating double digit net sales growth in calendar 2018 with healthy adjusted margins. We are working closely with the Krausz team members to execute growth initiatives with plans to enhance Krausz's efforts in the U.S. and abroad

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by generating sales and operating synergies that will expand future growth.

The annual Krausz sales meeting took place in January. During the meeting, we made progress planning sales strategies for a number of key areas including cross-selling with our Mueller portfolio, leveraging our distribution and sales rep relationships, and examining expansion into adjacent markets beyond water utilities. The product management teams are also working together to identify opportunities for collaboration related to product innovation, upcoming product launch plans and new product development which will help further position us as we prepare to penetrate new markets and introduce new products.

I'd like to quickly touch on our capital allocation strategies...

Since the end of calendar 2016, we have demonstrated a track record of strategic investments with $108 million allocated towards capital expenditures and $163 million spent on acquisitions. In addition,

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we have returned $147 million of cash to shareholders through a combination of dividends and share repurchases. We also further strengthened our balance sheet during this period with the senior note refinancing, and have a net debt leverage ratio of 1.3 times, after the Krausz acquisition.

Our capital allocation strategy remains focused on enhancing our position as a water infrastructure company and adding long-term value for our shareholders. Moving forward, we will continue to balance our capital allocation among strategic investments to strengthen and grow the business while returning cash to shareholders. As I have previously discussed, we expect near-term capital expenditures to be higher than they have been historically to help support our strategic growth initiatives as well as to keep our facilities poised for manufacturing improvements. Additionally, we will continue to look for strategic acquisitions to expand our product portfolio and geographic footprint.

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I will wrap up my comments with a review of our current full year expectations for consolidated results.

For 2019, we anticipate continued growth in all of our end markets. This includes residential construction growing in the low-single digit range, with municipal spending in the low to mid-single digit range. Finally, we anticipate mid-single digit range of growth for the natural gas distribution market. Our expectations for residential construction are lower than what we previously communicated as residential growth has slowed in the near-term.

After a solid start to the year, we are increasing our expectations for 2019 to reflect the impact of the Krausz acquisition. We expect to increase our consolidated net sales between 8 and 10 percent in 2019. We expect to deliver adjusted EBITDA growth between 14 and 17 percent with no change in our expectations for full year organic adjusted operating income growth.

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As I mentioned earlier, we are facing an increasingly challenging operating environment. We will continue to focus on executing our key strategies to grow and enhance our business by accelerating new product development, driving operational excellence, and improving our go-to-market strategies as a more customer-focused organization.

Martie will now provide some final comments on our 2019 outlook.

Martie Zakas

Thanks Scott....

For 2019, we expect that depreciation and amortization will be between $51 and $54 million, which excludes amortization related to the acquisition of Krausz. Corporate SG&A expenses are expected to be between $35 and $37 million. Net interest expense is expected to be between $22 and $23 million, reflecting lower interest income as a result of funding the Krausz acquisition with cash on hand. Our adjusted effective income tax rate for the full year is expected to be between 25 and 27 percent. Finally,

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we expect capital expenditures to be between $58 and $62 million, and are considering some projects which would increase our expected expenditures for 2019.

With that, Operator, please open this call for questions.

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